FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                              NETSPEAK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Florida                                         65-0627616
        -----------------------                            --------------------
        (State of Incorporation                              (I.R.S. Employer
           or organization)                                 Identification No.)


         902 Clint Moore Road
               Suite 104
         Boca Raton, Florida                                      33487
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(Address of principal executive offices)                        (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
-------------------                          ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value



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Item 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-2213) filed with the Securities and Exchange Commission on February 20, 1997, as subsequently amended on April 8, 1997.

Item 2.      EXHIBITS.

                 3.1      Certificate of Incorporation(1)

                 3.2      Bylaws(1)

                 4.1      Specimen Certificate of Common Stock(2)

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(1)      Incorporated by reference to the Exhibits of the same number included with the Registrant's Registration Statement on Form S-1 (Registration No. 333-22123) filed with the Securities and Exchange Commission February 20, 1997.

(2) Incorporated by reference to the Exhibit of the same number included with the Registrant's Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-22123) filed with the Securities and Exchange Commission on April 8, 1997.



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                                   SIGNATURES

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 6, 1997                            NETSPEAK CORPORATION



                                               By: /S/ JOHN W. STATEN
                                                   -----------------------
                                                   John W. Staten
                                                   Chief Financial Officer